Exhibit 99.3

News release

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Monica Sarkar, HP

+1 650 236 5127

monica.sarkar@hp.com

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HP Names Mark Hurd to Serve as CEO and President

PALO ALTO, Calif., March 29, 2005 — HP today announced that its board of directors has named Mark Hurd to serve as the company’s chief executive officer and president.

Hurd, 48, has served since March 2003 as president and chief executive officer of NCR Corp. (NYSE: NCR), where he has spent his 25-year career in a range of general management, operations and sales and marketing positions. Prior to his current responsibilities, he was NCR’s president and chief operating officer, responsible for driving the performance of the company’s five business units. Previously, Hurd served three years as president and chief operating officer of the company’s Teradata division, which he built to be a global leader in enterprise data warehousing, analytic applications and data warehousing services.

Patricia Dunn, HP’s non-executive chairman, said that the HP board unanimously selected Hurd based on his track record leading a complex organization, as well as his strong executive and personal qualities.

“Our search for a new leader to return HP to sustained success has been focused and thorough,” said Dunn. “A screening team of board members, consisting of myself, Jay Keyworth and Tom Perkins, established a broad field of candidates and interviewed many individuals. We then recommended the strongest contenders to the board as finalists. Each was interviewed by the entire board, and Mark was our top choice.

“Mark came to our attention because of his strong execution skills, his proven ability to lead top performing teams and his track record in driving shareholder value. He demonstrated these skills by turning around NCR, which, while smaller than HP, is a complex organization with multiple business segments. As we got to know Mark, we were impressed by his emphasis on developing internal talent while reaching outside for new skills, his understanding of the role of culture in a company’s success and his personal integrity. Additionally, his straightforward style has won the respect of employees, customers and investors,” continued Dunn.

Hurd said, “HP is one of the world’s great companies, with a proud history of innovation, outstanding talent and enviable positions in many of its product lines and services. It’s a great honor to join its leadership team and have the opportunity to build on its success.”

Hurd will take up his new duties on April 1 and join HP’s board. He succeeds Robert Wayman, a 36-year company veteran who has been chief financial officer since 1984 and was named interim chief executive officer in February 2005. Wayman, 59, will remain CFO and continue to serve as a member of HP’s board.

A brief biography is below. Details of Hurd’s compensation package will be disclosed shortly.

More information and photos are available in an online press kit at www.hp.com/hpinfo/newsroom/press_kits/2005/ceo/.

On Wednesday, HP will host a financial analyst call and separate press conference to discuss the appointment. Details are below:

Financial analyst conference call details

This call will include a question and answer session for the financial analysts. Members of the media, industry analysts and others may join the call in listen-only mode on the following dial-in number.

When:    Wednesday, March 30, 9 a.m. EST/6 a.m. PST

URL:       http://webtech.corp.hp.com/hpinfo/newsroom/press/2005/050329a.html

Listen-only:           U.S.: +1 800 599 9829

International:        +1 617 847 8703

Participant passcode: 21946516

Replay: A replay of the event will be available for 30 days at:

                U.S.:                        +1 888 286 8010

                International:        +1 617 801 6888

                Passcode:              65029452

Press conference details

This press conference is for the members of the media and can be attended in person, via webcast or through a dial-in number.

When:                    Wednesday, March 30, 1 p.m. EST/10 a.m. PST

Where:                  HP Auditorium located at HP Headquarters, 3000 Hanover St., Bldg. 20A, Palo Alto, CA 94304-1112

URL:                       www.hp.com/go/pressconference

Dial-in:   U.S.:                        +1 800 477 3757

                                International:        +1 706 634 1337

Replay:                  A replay of the event will be available at www.hp.com/go/pressconference and will remain available for approximately two weeks.

Mark Hurd biography

Mark Hurd was named chief executive officer and president of HP on March 29, 2005. The appointment is effective April 1, when he will also join the company’s board of directors.

Hurd previously spent 25 years at NCR Corp., culminating in his two-year tenure as chief executive officer and president. His leadership was marked by successful efforts to improve operating efficiency, bolster the position of NCR’s product line and build a strong leadership team. In fiscal 2004, NCR generated revenue of $6.0 billion, up 7 percent from a year earlier, and net income rose nearly fivefold to $290 million.

Hurd was named president of NCR in 2001 and was given additional responsibilities as chief operating officer in 2002. Prior to that, he spent three years as head of the company’s Teradata data-warehousing division. Earlier, he held a variety of general management, operations, and sales and marketing roles. Hurd began his career at NCR as a field salesman in 1980.

Hurd is a member of the Computer Systems Policy Project, a coalition of chairmen and chief executive officers of IT companies, which develops and advocates public policy positions on technology and trade issues.

He earned a bachelor’s degree in business administration in 1979 from Baylor University.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended Jan. 31, 2005, HP revenue totaled $81.8 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements about the plans, strategies, and objectives of management for future operations; any statements regarding management and organizational structure; any statements of expectation or belief; and any statement of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include disruptions in relationships with customers, suppliers and partners resulting from management transition and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended Jan. 31, 2005 and other documents filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2004. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2005 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.

1/2005